Exhibit 5.1

Mourant Ozannes (Jersey) LLP 22 Grenville Street St Helier Jersey JE4 8PX Channel Islands T +44 1534 676 000 F +44 1534 676 333

The Directors
Murano Global Investments plc
19-21 Broad Street
St. Helier
JE2 3RR
Jersey

23 June 2025

Our ref:          8073623/253917801/1

Dear Sirs

Murano Global Investments PLC (the Company)

Registration of Shares under the US Securities Act of 1933, as amended (the Securities Act)

1.	Introduction

1.1	We have acted as the Company’s Jersey legal advisers in connection with the registration under the Securities Act of the Company’s ordinary shares of no par value (Shares).

1.2
The Company has asked us to provide this opinion in connection with the registration of 129,765,157 Shares under the Securities Act (the Registration Shares).  The Registration Shares are being offered by the Selling Securityholders identified as such in the Registration Statement (as defined below) and comprise up to:

(a)
8,812,500 Shares (in aggregate) that were issued by the Company to HCM Investor Holdings, LLC, Jacob Loveless, Steven Bischoff and David Goldfarb pursuant to the Business Combination Agreement (as defined below)(the BCA Shares);

(b)
2 Shares that were issued on incorporation of the Company to the subscriber to the Company’s memorandum of association, that subscriber being Zedra Nominees (Jersey) Limited (the Nominee), acting in its capacity as nominee for Elias Sacal Cababie (the Incorporation Shares);

(c)
69,099,998 Shares issued by the Company to Elias Sacal Cababie pursuant to the terms of the Business Combination Agreement, as supplemented the Subscription Letter (the ESC Subscription Shares and, together with the Incorporation Shares, the ESC Shares); and

(d)	51,852,657 Shares that may be issued by the Company from time to time to YA II PN, Ltd pursuant to the Standby Equity Purchase Agreement (as defined below) (the SEPA Shares).

Mourant Ozannes (Jersey) LLP is registered as a limited liability partnership in Jersey with registration number LLP112

mourant.com

2.	Documents examined

2.1	For the purposes of this opinion, we have examined the following documents:

(a)	a draft registration statement on Form F‑1 dated 23 June 2025 relating to the registration of the Registration Shares under the Securities Act (the Registration Statement);

(b)
the amended and restated business combination agreement dated 2 August 2023, expressed to be governed by the laws of the State of Delaware and made between the Company, HCM Acquisition Corp., Murano PV, S.A. DE C.V., Elías Sacal Cababie, ES Agrupación, S.A. de C.V., Murano Global B.V., MPV Investment B.V., and Murano Global Cayman (the Business Combination Agreement), a description of which is included as Exhibit 10.2 to the Registration Statement;

(c)
a subscription letter dated 8 March 2024 relating to the issue of the ESC Subscription Shares, expressed to be governed by the laws of Jersey and made between ESC and the Company (the Subscription Letter);

(d)
the Standby Equity Purchase Agreement dated 11 June 2025, expressed to be governed by the laws of the State of New York and made between the Company and YA II PN, Ltd (the Standby Equity Purchase Agreement);

(e)	the Company’s memorandum of association adopted on its incorporation;

(f)	a declaration of trust dated 27 July 2023 given by the Nominee in favour of Elias Sacal Cababie in respect of the Incorporation Shares;

(g)
the Company’s certificate of incorporation and memorandum and articles of association as appearing on the Company’s public records as maintained by the Companies Registry of the Jersey Financial Services Commission on the date of this opinion;

(h)	a consent dated 27 July 2023 granted to the Company by the Jersey Financial Services Commission under the Control of Borrowing (Jersey) Order 1958 in relation to the Shares;

(i)
a consent dated 20 June 2025 granted to the Company by the Jersey Financial Services Commission pursuant to the Companies (General Provisions) (Jersey) Order 2002 in connection with the Registration Statement;

(j)	minutes of meetings of the board of directors of the Company held on 27 July 2023, 25 January 2024 and 20 June 2025;

(k)	the Company’s register of members dated the date of this opinion (including the overseas branch register referred to therein); and

(l)	a certificate signed by the director of the Company dated the date of this opinion.

2.2
For the purposes of this opinion, we have, with the Company’s consent, relied upon certificates and other assurances of directors and other officers of the Company as to matters of fact, without having independently verified such factual matters.

2.3
In this opinion, non-assessable means, in relation to a Registration Share, that the purchase price for which the Company agreed to issue that Registration Share has been paid in full to the Company, so that no further sum is payable to the Company by any holder of that Registration Share in respect of the purchase price of that Registration Share.

3.	Assumptions

For the purposes of giving this opinion we have assumed that:

(a)	each document examined by us:

(i)
whether it is an original or a copy, is (along with any date, signature, electronic signature, initial, stamp or seal on it) genuine and complete, up-to-date and (where applicable) in full force and effect; and

(ii)	was (where it was executed after we reviewed it), or will be (where it has not yet been executed) executed in materially the same form as the last draft of that document examined by us;

(b)	the signatures on all documents examined by us are the genuine signatures of persons authorised to execute or certify such documents;

(c)
the accuracy and completeness in every respect of all certificates of directors or other officers of the Company given to us for the purposes of giving this opinion and that (where relevant) such certificates would be accurate if they had been given as of the date hereof;

(d)	the Company has received or will receive in full the consideration for which the Company agreed to issue the Registration Shares;

(e)
the SEPA Shares will be duly allotted in accordance with the provisions of the Standby Equity Purchase Agreement and the Company’s memorandum and articles of association, and such allotment will not at the relevant time, result in a breach of any authority to allot Shares conferred on the directors of the Company by the shareholders of the Company;

(f)
the Company is able to pay its debts as they fall due and will not become unable to do so as a result of executing, or performing its obligations under the Standby Equity Purchase Agreement and no steps have been taken or applications made by any creditor of, and no steps have been taken or resolutions passed by the Company to wind up the Company; and

(g)	our opinion will not be adversely affected by the laws or public policies of any jurisdiction other than Jersey

4.	Opinion

As a matter of Jersey law, and based on, and subject to, the assumptions set out above and the limitations set forth below, we are of the opinion that:

(a)	the BCA Shares and the ESC Shares are validly issued, fully paid and non-assessable; and

(b)
in relation to any SEPA Share that has been or will be issued pursuant to the terms of the Standby Equity Purchase Agreement, once the name of the person entitled to be issued that SEPA Share (or a nominee for such person) has been entered in the Company’s register of members as the holder of that SEPA Share in accordance with the Company’s articles of association, that SEPA Share will have been validly issued, and will be fully paid and non-assessable.

5.	Limitations

We offer no opinion:

(a)	in relation to the laws of any jurisdiction other than Jersey (and we have not made any investigation into such laws);

(b)	as to the enforceability of any documents entered into or to be entered into by the Company; or

(c)	as to the title or interest of the Company to or in, or the existence of, any property or assets the subject of any documents entered into or to be entered into by the Company.

6.	Jersey law

This opinion is limited to matters of, and is interpreted in accordance with, Jersey law as at the date of this opinion.  We express no opinion with respect to the laws of any other jurisdiction.  We assume no obligation to update or supplement this opinion to reflect any facts or circumstances which may come to our attention, or any changes in law which may occur, after the date of this opinion.

7.	Consent

(a)	This opinion is addressed to the Company in connection with the registration of the Registration Shares under the Securities Act.

(b)
We consent to the filing of a copy of this opinion as Exhibit 5.1 to the Registration Statement and to reference to us being made in the paragraph of the Registration Statement headed Legal Matters.  In giving this consent, we do not admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated by the US Securities and Exchange Commission under the Securities Act.

Yours faithfully

/s/ Mourant Ozannes (Jersey) LLP
Mourant Ozannes (Jersey) LLP